UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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SECURITIES EXCHANGE ACT OF 1934

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Velocity Financial, Inc.

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Proxy Statement

2021 Annual Meeting of Shareholders

March 30, 2021

Dear Fellow Shareholders,

We present this year’s Proxy Statement and invite you to our 2021 Annual Meeting of Shareholders on Wednesday, May 19, 2021 at 1:00 p.m. Pacific time. As with our 2020 Special Meeting of Shareholders, this year’s meeting will also be held in virtual format only.

Our Perspective

We could not be more enthusiastic about our management team and our prospects for the future. We remain confident that we have the best team and the right strategy for long-term success for Velocity and for you, our fellow shareholders.

We are still dealing with the effects of the COVID-19 pandemic that just so happened to reach the U.S. only weeks following our January 2020 IPO. Like many other successful businesses, we were able to react quickly to preserve capital, reduce costs, increase efficiencies and move workers to a primarily work-from-home environment. Although the COVID-19 pandemic did adversely affect our business, our fourth quarter results are evidence of our sound business strategy and model as well as our ability to adapt to and thrive in such a unique business environment.

Your Vote Matters

Please accept our most sincere gratitude for your investment and partnership with us. We ask you to vote by proxy in support of our recommendations. This proxy statement contains necessary information about the matters on which we are asking you to vote.

Thank you for your cooperation and continued support.

Sincerely,

Christopher D. Farrar

Chief Executive Officer & Director

“We remain confident that we have the best team and the right strategy for long-term success for Velocity and for you, our fellow shareholders.”

Velocity Financial, Inc.

Notice of Annual Meeting of Shareholders

Date and Time May 19, 2021 at 1:00 p.m.	Virtual Only Connect by Internet or phone

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our 2021 Annual Meeting of Shareholders.

Purpose of Meeting

Proposal	Vote Required to Elect or Approve	Board Recommendation	Page Reference

Election of Directors	Majority of the votes cast	✓ For each nominee	▶ 1

Advisory Vote on the Frequency of Executive Compensation Votes	Plurality of votes cast	✓ Every 1 Year	▶ 11

Advisory Vote on 2020 Executive Compensation	Majority of the votes cast	✓ For	▶ 11

Ratification of Independent Auditors	Majority of the votes cast	✓ For	▶ 21

We will also consider other matters that properly come before the meeting.

Shareholders should read Other Important Information for Our Shareholders beginning on page 31 for additional information, including ways for you to vote prior to or during the meeting.

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without virtually attending our Annual Meeting. Voting instructions are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

Vote	If you are a shareholder of record	If you hold your shares in street name

By Internet (24 hours a day):	proxyvote.com	proxyvote.com

By Telephone (24 hours a day):	1-800-690-6903	1-800-454-8683

By Mail:	Return a properly executed and dated proxy card in the provided pre-paid envelope	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available

i

Corporate Governance Matters

Proposal I Election of Directors

•  Our directors are elected at each annual meeting of shareholders and hold office for one-year terms

•  The Nominating/Corporate Governance Committee considers and chooses nominees for our Board with the primary goal of ensuring that our Board, as a whole, is appropriately diverse and consists of individuals with various career experience, specific technical skills, industry knowledge and experience, financial expertise, accounting and audit expertise and local or community ties

•  We also have to comply with the terms of a stockholders agreement obligating us to accept four nominees from our two primary shareholders and our CEO

•  Unless otherwise directed, proxies will be voted for our seven nominees and, if a nominee becomes unavailable for election, for the substitute nominee as proposed by our Board of Directors

✓  The Board recommends a vote FOR each
 of our director nominees

Our Director Nominees

Name	Tenure	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee

Daniel J. Ballen Independent	2016		o

Dorika M. Beckett Independent	2020	o		o

Christopher D. Farrar Chief Executive Officer and Director	2004

Alan H. Mantel Independent Board Chair	2007		X

John P. Pitstick Independent	2020	X	o

John A. Pless Independent	2007			X

Joy L. Schaefer Independent	2020	o		o

o	Member

X	Chair

Biographies of Our Directors

As illustrated below, each of our directors was chosen because his or her background provides each director with the experience and skillset geared toward helping us succeed. Our directors bring to us strong executive operating experience, expertise in the real estate and financial services sectors, accounting and audit expertise and broad experience in other diverse sectors such as investment management and private equity, among others, and meaningful commitment to community and public service – knowledge and experiences that are ideally suited to oversee our management and act as fiduciaries for our shareholders.

Daniel J. Ballen has served as a member of our Board of Directors since December 2016. He has led numerous private equity investments in both the U.S. and Europe and currently serves as a board member on a wide range of both private and public companies in the financial services and technology sectors. Mr. Ballen brings significant private equity and investment experience to our Board of Directors. Since June 2014, Mr. Ballen has served as a Portfolio Manager and Executive Vice President at Pacific Investment Management Company LLC (one of our largest shareholders), where he helps lead the corporate private equity investment strategy for the firm’s alternative investment complex. Prior to joining Pacific Investment Management Company, Mr. Ballen was a member of the private equity investment teams at Pine Brook Partners from 2011 to April 2014 and at Bain Capital from 2007 to 2010, where he executed and managed private equity investments in the U.S. across a variety of sectors. Mr. Ballen started his career in the investment banking division of Bear, Stearns & Co., where he was a member of the U.S. financial institutions advisory team. Mr. Ballen is currently a director of Cardholder Management Services, Inc., Finance Ireland Ltd, Great Rock Capital Partners, LLC and Amur Equipment Finance, Inc. and was a director of FlexShopper, Inc. (NASDAQ: FPAY) from November 2016 to April 2019. Mr. Ballen received a bachelor’s degree from Emory University.

Dorika M. Beckett has served as a member of our Board of Directors since July 2020. Ms. Beckett brings to our board executive, entrepreneurial, investment, private equity, operational and philanthropic experience. For over a decade, Ms. Beckett has been Chief Executive Officer of both LW Staffing, a franchise of healthcare professional staffing company ATC Healthcare Services, and Livewell Home Care Inc., an elder care focused service provider with operations in California and North Carolina. Previously, Ms. Beckett served as partner of a private equity firm, director of operations and management consultant in various industries. She is also Chair of the Imani Baraka Foundation, a family non-profit foundation. Ms. Beckett received a Bachelor of Arts (A.B.) in Economics from Harvard College and a Master of Business Administration from the Harvard Business School.

Christopher D. Farrar has served as our Chief Executive Officer and as a member of our Board of Directors since 2004. Mr. Farrar brings extensive operating experience and management skills to our Board of Directors. Mr. Farrar has an extensive background in finance, lending, raising capital and business operations – having co-founded us in June 2004. Prior to that time, Mr. Farrar served as a Vice President for Namco Capital Group, Inc., originating commercial real estate loans, and as Senior Vice President of United States Production at Weyerhaeuser Mortgage Company. Prior to his tenure at Weyerhaeuser, Mr. Farrar formed and served as Chief Credit Officer for Worth Funding, a mortgage banking firm. Mr. Farrar is a director of Generosity.org, a non-profit working to bring global communities access to clean water, and Agoura Aquatic Foundation, non-profit providing opportunities for youth to participate in aquatic sports and adults and disabled to engage in aquatic training. Mr. Farrar received a Bachelor of Science in Business Administration from Pepperdine University and is a licensed (inactive) California Real Estate Broker.

Alan H. Mantel has served as a member of our Board of Directors since 2007 and as Chair of our Board of Directors since 2020. With over 30 years on Wall Street, Mr. Mantel has experience across a wide array of investment banking disciplines, including corporate finance, financial advisory and structured finance. Mr. Mantel brings to our Board of Directors extensive experience in the financial services sector, including leveraged and structured finance, and background with and knowledge of accounting principles. Mr. Mantel is a Partner of Snow Phipps (one of our largest shareholders) and has served in such capacity since its inception in 2005. He is also a Managing Partner of TruArc Partners, LP, a successor business to Snow Phipps. Before joining Snow Phipps, Mr. Mantel was a Partner at Guggenheim Merchant Banking. Mr. Mantel served as Managing Director in the Leveraged Finance department at Credit Suisse from 2000 to 2004 and served as Managing Director at Donaldson, Lufkin & Jenrette Inc. prior to its merger with Credit Suisse. Mr. Mantel was a Senior Accountant and Certified Public Accountant (inactive) at Ernst & Young LLP from 1985 to 1988. Mr. Mantel currently serves on the boards of Amarok, LLC, DecoPac, Inc., ECRM, LLC, EnviroFinance Group, LLC and HCTec, Inc. He is also Board Chair of Congregation B’nai Jeshurun, a nearly 200-year-old non-affiliated synagogue. Mr. Mantel received a Bachelor of Science in accounting from the State University of New York at Albany and a Master of Business Administration in Finance from the University of Chicago.

John P. Pitstick has served as a member of our Board of Directors since January 2020. Mr. Pitstick has experience in accounting, taxes, capital markets, financial operations, internal controls and SEC reporting/compliance matters. Mr. Pitstick brings over 20 years of combined experience as an executive of publicly traded and privately held companies along with experience at a major accounting firm to our Board of Directors. Since September 2015, Mr. Pitstick has served as the Chief Financial Officer of privately held software company Seven Lakes Enterprises, Inc. Mr. Pitstick served as Executive Vice President from 2005 to 2007 and then as Chief Financial Officer from 2007 to 2015 of publicly traded Conversant, Inc. From 1995 to 2004, Mr. Pitstick worked for Ernst & Young LLP serving a broad range of clients in the technology, biotech and financial services industries, ultimately as a Senior Manager. Mr. Pitstick is a Certified Public Accountant (inactive) and received a Bachelor of Science in Accounting from the University of San Francisco.

John A. Pless has served as a member of our Board of Directors since 2007. Mr. Pless brings broad finance and corporate governance experience to our Board of Directors. Mr. Pless joined Snow Phipps at the inception of the firm in 2005 and became a Partner in 2012. He is also a Managing Partner of TruArc Partners, LP, a successor business to Snow Phipps. Prior to his tenure with Snow Phipps, Mr. Pless worked as a Vice President at Guggenheim Merchant Banking and served as Associate Director in the Financial Institutions Group at UBS Investment Bank, the investment banking arm of UBS AG, where he worked on a wide range of mergers and acquisitions and capital raising transactions for banks and specialty finance companies. Mr. Pless currently serves on the boards of Brook + Whittle LTD, BlackHawk Industrial Distribution, Inc., Cascade Corp, EnviroFinance Group, LLC, HCTec, Inc., Ideal-Tridon Holdings, Inc. and Prototek Holdings LLC. He is also a board member of Little Wings Foundation, a family foundation financially assisting other non-profits working on issues like education, children’s health, international outreach and terminal diseases. Mr. Pless received a Bachelor of Arts in Economics from Middlebury College.

Joy L. Schaefer has served as a member of our Board of Directors since January 2020. Ms. Schaefer brings to our Board of Directors a broad range of experience in a variety of asset classes including auto finance, residential mortgages, multi-family mortgages and home equity lending. Since August 2005, Ms. Schaefer has served as President of Golden Eagle Advisors, LLC, a consulting firm focused on organizational development and growth through strategic, operational and financial improvements. From 2005 until August 2018, Ms. Schaefer served as an operating partner of Snow Phipps. From 2002 until 2005, Ms. Schaefer served as President of JL Schaefer Consulting, a strategic, financial and operational consulting practice, advising privately held and family-owned businesses. In 2002, Ms. Schaefer served as President and Chief Operating Officer of Ameriquest Mortgage, a privately held mortgage banking company. From 1990 until 2002, Ms. Schaefer served in various senior management positions within the Westcorp family of companies, including as President and Chief Operating Officer of Westcorp, Inc., a publicly traded financial services holding company, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer of WFS Financial, Inc., a publicly traded national automobile finance company and Chief Operating Officer, Senior Executive Vice President, Chief Financial Officer and Treasurer of Western Financial Bank, Inc. Earlier in her career, Ms. Schaefer was an audit manager for Ernst & Young. Ms. Schaefer currently serves on the board of directors of American Assets Trust, Inc. (NYSE: AAT). She is currently a director and the Treasurer of Young Presidents’ Organization—California Coast, a non-profit global leadership community of chief executives. Ms. Schaefer received a Bachelor of Science degree in Accounting from Illinois Wesleyan University.

Board Skills, Experience and Demographic Information

Skills & Experience

Accounting and Audit Experience	●	●	●	●	●	●	●

Corporate Strategy & Business Development	●	●	●	●	●	●	●

Corporate Governance	●			●	●	●	●

Corporate Finance	●	●	●	●	●	●	●

Ethics / Social Responsibility Oversight		●					●

Financial Services	●	●	●	●	●	●	●

Executive Leadership & Management	●	●	●	●	●	●	●

Mergers & Acquisitions	●		●	●	●	●	●

Private Equity and Investments	●	●	●	●	●	●	●

Public Company Experience	●		●		●		●

Real Estate Industry Experience			●	●		●	●

Risk Oversight		●	●	●	●	●	●

Demographic Background

Gender

Male	●		●	●	●	●

Female		●					●

Race/Ethnicity

African American / Black		●

Asian, Hawaiian or Pacific Islander

White / Caucasian	●	●	●	●	●	●	●

Hispanic / Latino

Native American

Age	38	52	55	57	47	44	61

The Board’s Role and Responsibilities

Risk Oversight

Our Board of Directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes financial risk oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board of Directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and legal matters that could have a significant impact on our financial statements. Through its meetings with and receipt of reports from management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board of Directors financial risks and appropriate mitigating factors.

In addition, our Board of Directors communicates regularly with management on operating performance, strategic reviews, potential transactions, legal and compliance matters, corporate policies and procedures as well as other business matters.

Board Structure

Director Independence

In accordance with our Corporate Governance Guidelines, available on our website, www.velfinance.com, our Board of Directors undertook its annual review of director independence. During this review, our Board considered all transactions and relationships between us and each nominee for director or any member of such person’s immediate family. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. Our Board has not adopted any “categorical standards” for assessing independence.

Our Board affirmatively determined that each of our non-employee director nominees is independent. In making this determination, our Board reviewed the corporate governance rules of the New York Stock Exchange, the exchange where we have listed our common stock. The Board considered commercial, charitable, family and other relationships that directors or members of their immediate family have or have had with us. In addition, for our Audit Committee members, our Board also considered the requirements of Rule 10A-3 under the Exchange Act.

In particular, our Board considered that Messrs. Mantel and Pless are both partners of Snow Phipps Group, one of our largest shareholders, as well as managing partners of TruArc Partners, and that until August 2018, Ms. Schaefer was an operating partner of Snow Phipps Group. Our Board also considered that Mr. Ballen is a Portfolio Manager and Executive Vice President at Pacific Investment Management Company LLC, another one of our largest shareholders.

Our Board determined that these relationships are not material relationships and therefore do not affect our Board’s determination that these directors are independent.

Board Nominee Rights

In connection with our January 2020 initial public offering, we entered into a stockholders agreement granting rights to nominate up to four individuals to our Board of Directors and in connection with our sale of Series A Preferred Stock, we granted an additional right to nominate an individual to our Board. The following summarizes those rights:

•

Christopher Farrar has the right to nominate one director so long he or his family continues to beneficially own at least 71,458 of our common shares – Christopher Farrar has nominated himself as a director

•

Snow Phipps has the right to nominate one director so long as they continue to beneficially own at least 1,506,563 of our common shares and the right to nominate a second director so long as they continue to beneficially own at least 3,013,125 of our common shares. Snow Phipps is also entitled to have one of their director nominees appointed to each of our Board’s Compensation Committee and Nominating/Corporate Governance Committee, subject to qualification under applicable NYSE rules – Snow Phipps has nominated Alan Mantel and John Pless

•

Pacific Investment Management Company (PIMCO) has the right to nominate one director so long as they continue to beneficially own at least 1,506,563 of our common shares and the right to nominate an second director so long as they continue to own at least 11,250 shares of our Series A Preferred Stock – PIMCO has only nominated one director, Daniel J. Ballen

Executive Sessions

Our Board has determined that our independent directors will have the ability to meet at any time in executive session outside the presence of management. No formal Board action may be taken at any such executive sessions. Our Board Chair presides over each executive session and each non-management member of our Board has the authority to call such executive sessions.

Directors and Board Committees

Our Board has standing Audit, Compensation and Nominating/Corporate Governance Committees, each of which has adopted a written charter that is available on our website, www.velfinance.com.

Board of Directors

Seven meetings in 2020 Board Chair Alan H. Mantel Members Daniel J. Ballen John P. Pitstick Dorika M. Beckett John A. Pless Christopher D. Farrar Joy L. Schaefer

All of our directors attended at least 75% of the meetings of our Board of Directors and Committees on which they served during 2020

We do not have a policy requiring director attendance at our Annual Shareholder Meetings, but we encourage all of our directors to attend

Board Chair is not held by our CEO in accordance with best practices

Key Responsibilities

•	Evaluate our performance, plans and prospects

•	Supervise and direct management

•	Represent the interests of our shareholders

•	Manage succession planning of our executives

•	Designate Board Committee members

Audit Committee

Five meetings in 2020

Chair

John P. Pitstick

Members

Joy L. Schaefer

Dorika M. Beckett

Our Board determined that each member of the Audit Committee is independent and satisfies the financial literacy expertise requirement of the listing standards of the NYSE and that our Audit Committee Chair, Mr. Pitstick, is qualified as an audit committee financial expert as defined by SEC regulations

Our Board’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm retained to audit our financial statements – The Audit Committee appointed KPMG LLP as our independent external auditor for 2020 – KPMG has served as our auditor since 2011

To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm

In conjunction with the mandated rotation of our audit firm’s lead engagement partner, the Audit Committee and its Chair will be directly involved in the selection of our audit firm’s new lead engagement partner

Key Responsibilities

•	Assist our Board in its oversight of our financial statements, internal audit function and internal control over financial reporting

•	Oversee our independent auditors and our audit, approve all services to be provided by our independent auditors and determine whether to retain or terminate our independent auditors

•	Assist our Board and management with legal and regulatory matters that could have a significant impact on our financial statements

•	Oversee our Whistleblower Policy and our Related Party Transaction Policy

•	Prepare the Audit Committee Report

Compensation Committee

Three meetings in 2020 Chair Alan H. Mantel Members Daniel J. Ballen John P. Pitstick

Among other responsibilities, our Compensation Committee has the responsibility to consider whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. None of our Compensation Committee members were employed by us or served as an officer for us. During 2020, none of our executive officers served on any compensation committee or other board committee performing equivalent functions of another entity, one of whose executive officers was a member of our Board of Directors or a member of our Compensation Committee.

Key Responsibilities

•	Establish and review our overall compensation philosophy

•	Review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate their performance and approve their compensation

•	Oversee the development and implementation of compensation programs, including our incentive compensation plans and equity-based plans

•

Review our executive compensation programs to determine whether they are effective in achieving their intended purposes and take steps to modify any executive compensation program to enhance the alignment of payments and benefits with executive and corporate performance and our business strategy

•	Retain, evaluate and assess the work of the Committee’s independent compensation consultant

•	Review and recommend to our Board any changes to director compensation

•	Prepare the Compensation Committee Report

Nominating/Corporate Governance Committee

No meetings in 2020 Chair John A. Pless Members Joy L. Schaefer Dorika M. Beckett

A key function of our Nominating/Corporate Governance Committee is to assist our Board by identifying qualified Board candidates and recommending candidates to our Board who will be instrumental to our growth and success – as noted earlier, the Committee takes into consideration such factors as it deems appropriate, which may include:

•   Judgment, skill, diversity, experience with businesses and other organizations of comparable size

•   The interplay of the candidate’s experience with the experience of other Board members

•   Extent to which the candidate would be a desirable addition to our Board and its Committees

Key Responsibilities

•	Recommend individuals to our Board for nomination, election or appointment as members of our Board

•	Oversee the evaluation of our Board

•	Oversee the evaluation and succession planning of management

•	Develop and recommend to the Board of Directors a set of corporate governance principles

•	Review the adequacy of our Certificate of Incorporation and Bylaws and recommend amendments to the Board of Directors for consideration by our shareholders

Board Practices, Processes and Policies

Corporate Governance Initiatives

When we went public in January 2020, we implemented multiple corporate governance enhancements to strengthen our Board’s independence, ensure robust risk oversight and bolster alignment, communication and transparency with our shareholders. We intend to continuously review and improve upon our corporate governance policies.

Anti-Hedging Policy

Our Insider Trading and Anti-Tipping Policy expressly prohibits hedging transactions involving our securities and those of our subsidiaries by our directors, executive officers and all other employees. We believe that hedging against losses in our securities breaks the alignment between our shareholders and our executives that equity grants are intended to build. Our anti-hedging policy also prohibits direct and indirect short selling and derivative transactions involving our securities, other than the exercise of any options or warrants issued by us to our employees or directors.

Related Person Policy and Transactions

Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Our Related Person Transaction Policy applies to the following Related Persons: each of our directors and executive officers, any security holder who is known to own more than five percent of our shares, any immediate family member of any of the foregoing persons, any entity of which one of our directors is a director or officer and any entity of which one of our directors has a substantial financial interest.

Under our Related Person Transaction Policy, a covered transaction includes a transaction or arrangement involving us and a Related Person that would require disclosure in our filings with the SEC as a transaction with a Related Person.

Under our Related Person Transaction Policy, Related Persons must disclose to the Audit Committee any potential covered transaction and must disclose all material facts with respect to such interest. All covered transactions will be reviewed by the Audit Committee for approval or ratification. In determining whether to approve or ratify such a transaction, the Audit Committee will consider the relevant facts and circumstances which may include factors such as the relationship of the Related Person with us, the materiality or significance of the transaction to us and the Related Person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to us on an arms-length basis, the impact of the transaction on our business and operations – and ultimately, whether the proposed transaction is or is not in our bests interests.

The following transactions have all been approved or ratified in accordance with our Related Person Transaction Policy.

In the ordinary course of business, we sell held for sale loans to various financial institutions. From time to time, an affiliate of PIMCO has purchased such loans from us through an arm’s length bidding process. In December 2020, an affiliate of PIMCO purchased 156 held for sale loans from us for $50,690,313.

In April 2020, we entered into a securities purchase agreement with investment funds affiliated with Snow Phipps and an investment fund affiliated with PIMCO (each, a “Purchaser”) and sold (i) 20,000 shares of Series A Preferred Stock to the Snow Phipps Purchasers, (ii) 25,000 newly issued shares of Preferred Stock to the PIMCO Purchaser, (iii) warrants to purchase 1,339,116 shares of common stock to the Snow Phipps Purchasers and (iv) warrants to purchase 1,673,954 shares of common stock to the PIMCO Purchaser. In consideration, the Snow Phipps Purchasers paid $20.0 million and the PIMCO Purchaser paid us $25.0 million. Additionally, we agreed to reimburse each of Snow Phipps and PIMCO up to $250,000 in transaction costs. These transactions were approved by a special transaction committee of our Board of Directors consisting solely of independent, disinterested directors.

Director Compensation

2020 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Total ($)

Daniel J. Ballen	—	—	—

Dorika M. Beckett	37,000	23,665	60,665

Alan H. Mantel	—	—	—

John P. Pitstick	145,000	49,028	194,028

John A. Pless	—	—	—

Joy L. Schaefer	132,000	49,028	181,028

(1)	The PIMCO and Snow Phipps nominated directors, Messrs. Ballen, Mantel and Pless, and our CEO, Christopher Farrar, do not receive director compensation from us.

(2)

For our directors eligible for compensation, our 2020 director compensation consisted of: an IPO option grant to Mr. Pitstick and Ms. Schaefer with a grant date fair value of $49,028 and an option grant to Ms. Beckett following her appointment to our Board with a grant date fair value of $23,665, a retainer of $20,000, additional retainers of $50,000 to members of each Board Committee, an additional payment of $10,000 for each Chair of a Board Committee and meeting fees of $1,000 per meeting.

(3)	All of the options listed in the table are options to purchase 12,500 shares of our common stock and remained unvested at December 31, 2020.

At the recommendation of Mercer and our Compensation Committee, and following Board approval, our 2021 director compensation will consist of the following:

•	Eliminate the current compensation scheme

•	Add a board member cash retainer of $75,000 per year

•	Add a committee member retainer of $10,000 per year for each committee

•	Add an additional committee chair retainer of $10,000 per year for each committee chair

•	Add a $95,000 restricted stock grant per year (issuable upon re-election at the annual shareholder meeting)

Executive Compensation Matters

Proposal II	Frequency of Advisory Vote on Executive Compensation

✓ The Board recommends a vote for Every Year as the frequency which shareholders are provided with an advisory vote on the compensation of our executive officers

Our shareholders are given the opportunity to indicate their preference, on a non-binding, advisory basis, as to how frequently we should seek advisory votes on the compensation of our executive officers. This frequency vote is required to be held at least once every six years. By voting on this proposal, shareholders may indicate whether they would prefer that we seek future advisory votes approving the compensation of our executive officers once every one, two or three years. Shareholders may also abstain from voting on this proposal.

Our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate alternative for us. Our executive compensation disclosures are made annually and our Board has determined that holding an annual advisory vote on executive compensation provides us with direct and immediate feedback on our compensation policies, programs and disclosures. We also believe that an annual vote creates a procedural consistency from year to year.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on our Board. Although non-binding, our Board and Compensation Committee will review and consider the voting results. Notwithstanding our Board’s recommendation and the outcome of the shareholder vote, our Board may in the future decide to vary its practice regarding the frequency of our advisory votes based on factors such as discussions with shareholders whether we expect future material changes to our compensation policies, programs and disclosures.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years, every three years or abstain) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board.

Our Board recommends a vote FOR the option of Every Year as the frequency which shareholders are provided with an advisory vote on the compensation of our executive officers.

Proposal III	Advisory Vote on 2020 Executive Compensation

✓ The Board recommends a vote FOR approval of the resolution below approving executive compensation

We provide our shareholders with the annual opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our Named Executive Officers. We value this vote as important feedback from our shareholders.

We believe that there should be a strong link between executive compensation and our performance and the performance of our Named Executive Officers. This Proxy Statement contains a detailed description of the 2020 compensation of our Named Executive Officers. The Compensation Committee and our Board of Directors believe that our policies and procedures are effective in achieving our goals and that the compensation of our Named Executive Officers will contribute to our long-term success.

Accordingly, we ask our shareholders to vote on the following resolution:

Resolved, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure is approved.

Compensation Committee Report

The function of the Compensation Committee is to advise senior management on the administration of our compensation programs and plans, review and approve corporate goals and objectives relevant to CEO compensation, review and approve corporate goals and objectives relevant to the compensation of our other executive officers, evaluate the performance of the executive officers in light of those goals and objectives, set the executive officers’ compensation levels based on this evaluation and assist our CEO in formulating compensation programs applicable to our senior management.

Our Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis section of this Proxy Statement. Based upon the reviews and discussions, we have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors

Alan H. Mantel – Chair

Daniel J. Ballen

John P. Pitstick

Compensation Discussion and Analysis

Overview

The Committee’s Role

As a guiding mandate, our goal is to implement an executive compensation plan that reflects our shareholders’ desires and adheres to industry best practices.

Our Compensation Program Practices
✓ Clear link between pay and performance ✓100% of our equity incentive compensation is subject to vesting and forfeiture ✓ No golden parachute payments ✓ No tax gross-ups	✓ No hedging of our stock ✓ Clawback policy ✓ Engagement of an independent compensation consultant

Our compensation process is determined by our Compensation Committee, in consultation with our CEO. The Committee considered the views of Mr. Farrar, their assessments of our executives’ individual performance and ranges of peer compensation in approving 2020 executive compensation.

Role of the Compensation Consultant

The Compensation Committee retained Mercer (US) Inc. as an independent compensation consultant to assist the Compensation Committee with conducting a review of our director and executive compensation practices, an examination of relevant peer and industry practices and recommendations for 2020 and 2021 compensation.

Tasks for Mercer and our Compensation Committee
✓Define the appropriate market comparator group (our peers) for compensation purposes ✓ Evaluate our director compensation against the market	✓ Define 2021 incentive program alignment ✓ Evaluate our executive officer compensation against the market

Our Compensation Committee considered whether any conflicts of interest would arise due to its 2020 engagement of Mercer. Mercer previously provided compensation consulting services to us and was paid $40,000 during 2018 and $25,000 during 2019. The Compensation Committee reviewed and analyzed Mercer’s prior services to and compensation from us and all other factors deemed relevant and required by SEC rules and concluded that the proposed engagement of Mercer by our Compensation Committee for director and executive compensation work did not raise a conflict of interest and that Mercer remained independent.

Peer Selection

We and our compensation consultant analyzed comparable peer compensation as a general frame of reference for considering the appropriateness of our executive compensation programs and to ensure our executive officers are appropriately aligned with peers.

Our selected peer group also represents companies that have a fair amount in common with our business and, hence, are reasonably comparable for purposes of relative performance:

•

We identified companies in the financial services and real estate lending industry, particularly with assets in size similar to ours (with some smaller and some larger) – a metric Mercer identified as the most significant for our industry for peer selection

•	We identified companies that might attempt to hire away our executives or are competitive with us in the hiring of employees

Our Compensation Committee conducted an analysis of comparable peer compensation as a general frame of reference for considering the appropriateness of our executive compensation programs and to ensure our CEO and other executive officers’ compensation is aligned with peers.

Our list of peers changed from our 2019 peer group – four companies were removed from the peer group and five mostly smaller companies were added. The following 15 companies were used as compensation peers for our 2020 and 2021 compensation programs:

Peer Companies

Ladder Capital Corp

Arbor Realty Trust, Inc.

Dynex Capital, Inc.

iStar Inc.

Impac Mortgage Holdings, Inc.

American Assets Trust, Inc.

Main Street Capital Corporation

Walker & Dunlop, Inc.

Hercules Capital, Inc.

Alerus Financial Corporation

NMI Holdings, Inc.

Broadmark Realty Capital Inc.

Marlin Business Services Corp.

Blucora, Inc.

WisdomTree Investments, Inc.

The Compensation Committee believes the peer group provided an appropriate benchmark given the size and scope of our firm. Target compensation should be sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills and responsibilities. Peer group data serves as an important and informative reference point in evaluating our executive compensation. Our Compensation Committee compared the components of our 2020 compensation program as well as total compensation to the peer group data and determined that our 2020 compensation program was appropriate and competitive.

The below analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each material element of compensation for the fiscal year ended December 31, 2020 that we provided to each person who served as our principal executive officer and our other two most highly compensation executive officers during 2020, all of whom we refer to collectively as our Named Executive Officers.

Our 2020 Named Executive Officers

Our Named Executive Officers for the fiscal year ended December 31, 2020 were as follows:

•	Christopher D. Farrar, Chief Executive Officer

•	Mark R. Szczepaniak, Chief Financial Officer

•	Jeffrey T. Taylor, Executive Vice President, Capital Markets

Executive Compensation Objectives and Philosophy

The goal of our executive compensation program is to create long-term value for our investors while at the same time reward our executives for superior financial and operating performance and encourage them to remain with us for long, productive careers. We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of each executive and aligning executives’ interests with those of our investors by using equity as a component of compensation. The following are the core elements of our executive compensation program:

•

Market Competitive: Compensation levels and programs for executives, including our Named Executive Officers, should be competitive relative to the marketplace in which we operate. It is important for us to understand what constitutes competitive pay in our market and build strategies to attract the high caliber talent we require to manage and grow our business

•

Performance-Based: A portion of executive compensation should be performance-based pay that is “at risk,” based on the movement of our stock price – rewarding both organizational and individual performance

•	Investor Aligned: Incentives should be structured to create a strong alignment between executives and investors on both a short-term and a long-term basis

By incorporating these elements, we believe our executive compensation program is responsive to our investors’ objectives and effective in attracting, motivating and retaining the level of talent necessary to grow and manage our business successfully.

Process for Determining Compensation

In determining the compensation of the Chief Executive Officer, our Compensation Committee performs a thorough and detailed process. At the end of the year, our Compensation Committee reviews our CEO’s performance and our performance and meets (with and without the CEO) to conduct these evaluations. While our Compensation Committee tries to ensure that a substantial portion of the CEO’s compensation is directly linked to his performance and the performance of our business, our Compensation Committee also seeks to set his compensation in a manner that is competitive with compensation for similarly performing executive officers with similar responsibilities in companies we consider our peers.

In determining the compensation of each of our executive officers (other than the CEO), our Compensation Committee seeks the input of the CEO. At the end of each year, the CEO assesses our executive officers’ performance against the business unit (or area of responsibility) and individual goals and objectives. Our Compensation Committee and the CEO then review the CEO’s assessments and discusses and approves the compensation for each executive officer.

Considerations in Setting 2020 Compensation

In approving 2020 compensation for our Named Executive Officers, our Compensation Committee took under advisement the recommendation of the CEO relating to the total compensation for our Named Executive Officers. Our Compensation Committee discussed and approved 2020 compensation for each of our Named Executive Officers. Our Compensation Committee believes that the total 2020 compensation for our executive officers was competitive while at the same time being responsible to our investors.

The following is a summary of key considerations that affected the development of 2020 compensation decisions for our executive officers:

•

Use of Market Data.    We established general target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, cash bonuses and long-term equity compensation, as well as with the assessment of the appropriate pay mix for a particular executive. To gauge the competitiveness of our compensation programs, we, with the assistance of Mercer, reviewed compensation practices and pay opportunities from our 2020 list of financial services and real estate lending industry peers data. We attempt to position ourselves to attract and retain qualified executive officers in the face of competitive pressures in relevant markets.

•

Emphasis on Performance.     Our compensation approvals correlated with executive performance. When evaluating base salary, individual performance is the primary driver that determines our executive officer’s annual increase. Historically, we have used discretionary cash bonuses to reward corporate and individual performance.

•

Importance of Our Results.     In determining the amount of cash bonus for each executive officer, we considered performance with respect to our success in implementing our short-term business strategies that yield long-term benefits, such as increasing or maintaining the amount of loans in our portfolio, credit quality and portfolio earnings. Our Board of Directors believes it is important to hold our executive officers accountable for overall company results. We also realized and took into account the effect COVID-19 had on our results and the superior performance of our executive officers in performing under such a unique and disruptive environment.

We expect that going forward, the Compensation Committee will adhere to the compensation philosophy described above. In addition, we anticipate that the Compensation Committee will continue to retain an independent compensation consultant from time to time who will provide the Compensation Committee with input and additional compensation programs to further align executive officer compensation with our shareholders’ interests.

Elements of 2020 Compensation Program

There are three key components of our executive compensation program for our Named Executive Officers:

•	Base Salary

•	Cash Incentive Bonus

•	Long-term equity incentive compensation

We believe that offering each of the components of our executive compensation program is necessary to remain competitive in attracting and retaining talented executives. Base salaries and discretionary cash bonuses are designed to reward executives for their performance and our performance. Furthermore, the cash incentive bonuses and long-term equity incentive compensation align the executive’s goals with our goals and those of our shareholders. The components of incentive compensation (the cash bonus and equity awards) are significantly “at risk,” as the cash bonuses and the value of the equity awards may depend on our business successes. Collectively, these components are designed to reward and influence the executive’s individual performance and our short-term and long-term performance.

Base Salary

We pay our Named Executive Officers base salaries to compensate them for services rendered each year at a pre-established amount. The following table summarizes the annual base salaries for the year ended December 31, 2020 of our Named Executive Officers:

Name	2020 Salary ($)

Christopher D. Farrar	450,000

Mark R. Szczepaniak	325,000

Jeffrey T. Taylor	275,000

Effective for 2021, the base salaries of each of Messrs. Farrar, Szczepaniak and Taylor were increased to $600,000, $375,000 and $300,000, respectively.

Cash Incentive Bonus

In addition to receiving base salaries, our Named Executive Officers are eligible to receive cash incentive bonuses.

We awarded discretionary cash bonuses to our Named Executive Officers for 2020. Cash bonuses are designed to incentivize our Named Executive Officers at a variable level of compensation that is “at risk,” based on our performance and the performance of each executive. Bonuses are awarded at the discretion of the Compensation Committee, with input from our CEO. We use discretionary bonuses to reward corporate and individual performance. In determining the amount of cash bonus for each Named Executive Officer, we considered the key considerations discussed above. The following table provides the cash incentive bonus earned by each Named Executive Officer in 2020. Each bonus was paid in January 2021, but reflected as 2020 compensation.

Name	2020 Cash Incentive Bonus ($)

Christopher D. Farrar	600,000

Mark R. Szczepaniak	165,000

Jeffrey T. Taylor	250,000

Long-Term Equity Incentive Compensation – 2020 Omnibus Incentive Plan

In addition to base salary and cash bonus compensation, each of our Named Executive Officers was provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating alignment between executive and investor interests.

Equity awards under our 2020 Omnibus Incentive Plan are designed to reward our Named Executive Officers for long-term shareholder value creation. The IPO awards made to certain employees under the 2020 Incentive Plan were granted to recognize such individuals’ efforts on our behalf in connection with our formation and the IPO, to ensure their alignment with our shareholders’ interests and to provide a retention element to their compensation.

The purpose of the 2020 Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

In connection with our January 2020 IPO, we granted unvested options with a pro rata three-year vesting schedule to our Named Executive Officers. The following table provides the grant date fair value of long-term equity incentives granted to each Named Executive Officer during 2020:

Name	2020 Value of Option Awards ($)

Christopher D. Farrar	1,470,000

Mark R. Szczepaniak	392,000

Jeffrey T. Taylor	392,000

In January 2021, we granted to each of Messrs. Farrar, Szczepaniak and Taylor 180,000, 60,000 and 60,000, respectively, shares of three-year restricted stock.

Other Considerations

•	None of our Named Executive Officers have employment agreements with us

•

Our 2020 Omnibus Incentive Plan authorizes our Compensation Committee to reduce, cancel or recoup awards as necessary to comply with any existing or future clawback policy as well as applicable law (including the clawback provision of Section 304 of the Sarbanes-Oxley Act of 2002)

•	We completed our IPO in January 2020

Compensation Risk Management

Our Compensation Committee has considered whether our compensation policies and practices reward employees for imprudent risk taking and has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The Compensation Committee’s assessment will be conducted annually. Management reviews with our Compensation Committee our compensation programs, focusing on incentive programs, risks and mitigation factors. Based on the totality of this information, the Compensation Committee determines whether any portion of such compensation encourages excessive risk taking and concludes whether or not our compensation programs are reasonably likely to have a material adverse effect on us.

In assessing risks, our Compensation Committee considers mitigating factors such as the multiple elements of our compensation packages, including base salary, cash bonuses, equity awards that are subject to vesting conditions, our ability to implement or enforce clawback policies and regulations and other factors deemed relevant by the Committee.

Tax Considerations

Our Compensation Committee is aware that tax deductions for executive pay in excess of $1 million per year is not deductible for tax purposes. Our Compensation Committee awards executive compensation based on the factors described above, notwithstanding the non-deductibility of certain amounts.

Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Christopher D. Farrar	2020	450,000	600,000	—	1,470,000	18,419	2,538,419
Chief Executive Officer	2019	348,077	500,000	—	—	15,775	863,852

Mark R. Szczepaniak	2020	325,000	165,000	—	392,000	8,848	890,848
Chief Financial Officer	2019	275,000	137,500	—		5,600	418,100

Jeffrey T. Taylor	2020	275,000	250,000	—	392,000	44,719	961,719
Executive Vice President, Capital Markets	2019	250,000	210,000	—	—	15,945	475,945

(1)

Grant date fair value of stock and options under our Incentive Plan in accordance with GAAP. More information on the valuation assumptions relating to stock and option awards granted in 2020 can be found in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	The amounts reported in the “All Other Compensation” column for fiscal year 2020 include the following:

•	Mr. Farrar: matching contribution amount of $8,550 under our 401(k) Plan; reimbursement for medical insurance premiums in the amount of $9,869

•	Mr. Szczepaniak: matching contribution amount of $8,550 under the 401(k) Plan and a holiday gift basket and gift card

•

Mr. Taylor: matching contribution amount of $8,550 under our 401(k) Plan; reimbursement for medical insurance premiums in the amount of $11,000, $25,145 in aggregate for a paid vacation following our IPO and a holiday gift card

Some of the items under this caption constitute taxable income to the Named Executive Officers. These amounts are reported as taxable income for the executives pursuant to IRS rules which differ from the SEC reporting rules used to report the amounts reflected in this table and these notes.

None of our Named Executive Officers had non-equity incentive plan compensation, pensions or qualified deferred compensation earnings required to be reported above.

2020 Compensation Plan Outcomes

Grants of Plan-Based Awards in 2020

Equity Awards to Our Named Executive Officers

Name	Grant date	Option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Share)(1)	Grant date fair value of stock and option awards

Christopher D. Farrar	1/16/2020	375,000	13.00	$1,470,000

Mark R. Szczepaniak	1/16/2020	100,000	13.00	$392,000

Jeffrey T. Taylor	1/16/2020	100,000	13.00	$392,000

(1)	Grants of option awards to our Named Executive Officers with an exercise price equal to our initial public offering price.

Non-Equity Incentive Plan Awards to Our Named Executive Officers

None

Outstanding Equity Awards at Fiscal Year-End 2020

This table provides information on the holdings of equity awards by our Named Executive Officers at December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unxercisable	Option Exercise Price ($)	Option Expiration Date

Christopher D. Farrar	1/16/2020	375,000(1)	—	13.00	1/16/2030

Mark R. Szczepaniak	1/16/2020	100,000(1)	—	13.00	1/16/2030

Jeffrey T. Taylor	1/16/2020	100,000(1)	—	13.00	1/16/2030

(1)	These options were granted on January 16, 2020 and vest in three equal installments on the first three anniversaries of the grant date, subject to continued service on the vesting date.

Option Exercises and Stock Vested in Fiscal 2020

No equity vested during 2020 nor did any of our Named Executive Officers exercise options or warrants during 2020.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

—	—	—	—	—

Pension Benefits in 2020

None

Non-Qualified Deferred Compensation

None

Potential Payments upon Termination of Employment or Change-in-Control

The following information describes and quantifies (where possible) certain compensation that would become payable under then-existing agreements and plans if the named executive officer’s employment had terminated on December 31, 2020.

Named Executive Officer Termination Payments

No Severance Payments

None of our executive officers are entitled to any severance payments.

Summary of Payments upon Termination or Change-in-Control

The table below shows the estimated value of payments to which a named executive officer would have been entitled if the executive’s employment had been terminated on December 31, 2020. For purposes of valuing these amounts, we made the following assumptions:

•

All unvested options would have fully vested in the event of a change in control (a majority takeover of us or our Board or the sale of substantially all of our assets) and during the 12 months thereafter the executive’s employment was terminated without cause (cause meaning willful neglect in performing duties, egregious conduct, commission of serious crimes or similar conduct), by the executive for good reason (such as material diminution of compensation or responsibilities or requiring the executive to relocate) or due to the executive’s death or disability

•

Options which immediately vest upon termination of employment following a change in control are valued at $0 because our closing price of our common stock on December 31, 2020 was $6.23 – below the option exercise price of $13.00 per share

Name	Involuntary Termination Following a Change-in-Control ($)	Termination Following a Change in Control ($)	Retirement ($)	Involuntary Termination ($)	Death or Disability ($)

Christopher D. Farrar	—	—	—	—	—

Mark R. Szczepaniak	—	—	—	—	—

Jeffrey T. Taylor	—	—	—	—	—

Audit Matters

Proposal IV	Ratification of Independent Auditors ✓ The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors

The Audit Committee selected KPMG LLP as our independent registered public accounting firm (our independent auditors) for 2021, and we are requesting our shareholders to ratify this selection. This proposal is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection, such a vote will not be binding, but the Audit Committee will reconsider the selection of independent auditors. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Committee believes that this change would be in our and our shareholders’ best interests.

Fees Paid to Our Independent Auditors

The following table sets forth the aggregate fees incurred by us for 2020 and 2019 relating to services performed by KPMG:

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019

Audit Fees	$1,027,500	$1,138,000

Audit-Related Fees	35,000	29,000

Tax Fees	—	95,000

All Other Fees	—	—

	$1,062,500	$1,261,000

A description of the types of services provided in each category is as follows:

•	Audit Fees – Includes fees associated with the audit of our annual financial statements and consents and assistance with and review of registration statements filed with the SEC

•	Audit-Related Fees – Includes fees associated with the Uniform Single Attestation Program attest engagement

•	Tax Fees – Includes fees associated with tax compliance, advice and planning

The Board considered whether providing the non-audit services included in this table was compatible with maintaining KPMG LLP’s independence and concluded that it was.

Audit Committee Pre-Approval Process

Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of our independent auditor. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

We have been advised that representatives of KPMG will attend the Annual Meeting and will have an opportunity to make a statement.

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with generally accepted accounting principles and applicable laws and regulations. Our independent auditors during 2020, KPMG LLP, were responsible for performing an independent audit of our financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of our financial statements with generally accepted accounting principles. Our independent auditors had free access to the Audit Committee to discuss any matters they deemed appropriate.

In performing our oversight role, the Audit Committee reviewed and discussed our audited financial statements with each of management and our independent auditors and discussed with our independent auditors the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, as required by the PCAOB. The Audit Committee has received the written disclosures and letters from our independent auditors in accordance with the applicable requirements of the PCAOB regarding auditor independence and has discussed with the auditors the auditors’ independence. Based on the reports and discussions described in this Report, the Audit Committee recommended to our Board that our audited financial statements for 2020 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

John P. Pitstick – Chair

Joy L. Schaefer

Dorika M. Beckett

Stock Ownership Information

Beneficial Ownership by Principal Stockholders

Based on information available to us as of March 22, 2021, the following are the only stockholders known to us to beneficially own more than five percent of our outstanding Series A Convertible Preferred Stock (“Series A Preferred”) and our common stock. Except as noted, all percentages in the table are based on 45,000 shares of Series A Preferred outstanding and 20,567,494 shares of common stock outstanding. Holders of Series A Preferred are entitled to vote together with holders of common stock. Each share of Series A Preferred entitles the holder to the same voting power as approximately 259.74 shares of common stock.

Beneficial Owner	Number of Shares of Series A Preferred and Nature of Beneficial Ownership	Percent of Class of Series A Preferred	Number of Shares of Common Stock and Nature of Beneficial Ownership		Percent of Class of Common Stock	Aggregate Voting Shares Beneficially Owned		Percent of Total Voting Power

Snow Phipps Group, LLC(1)	20,000	44.4%	8,417,128	(2)	38.4%	13,279,717	(3)	49.0%

PIMCO(4)	25,000	55.6%	6,144,258	(5)	27.6%	12,637,764	(6)	44.0%

Beach Point Capital Management LP(7)			2,043,646	(7)	9.9%	2,043,646	(7)	9.9%

Wellington Management Group LLP(8)	—	*	1,987,534	(8)	9.7%	1,987,534	(8)	9.7%

Adage Capital Partners, L.P.(9)	—	*	1,731,358	(9)	8.4%	1,731,358	(9)	8.4%

*	Less than 0.1%.

(1)

The principal executive office of Snow Phipps Group, LLC is 667 Madison Avenue, 18th Floor, New York, NY 10065. Snow Phipps Group, LLC is an affiliate of the general partners and limited partners that beneficially own the reported shares. Information reported is based on the Schedule 13D filed on April 17, 2020 and the Form 4 filed on April 9, 2020 by affiliates of Snow Phipps Group reporting that they have sole voting and dispositive power over no shares and shared voting and dispositive power over all of the shares reported.

(2)	Includes 7,077,961 shares of common stock and warrants to purchase 1,339,167 shares of common stock. Does not include Series A Preferred convertible into 5,194,805 shares of common stock.

(3)

Includes 7,077,961 shares of common stock, warrants to purchase 1,006,952 shares of common stock and Series A Preferred convertible into 5,194,804 shares of common stock. Snow Phipps’ warrants preclude fully exercising its warrants to the extent that following exercise, Snow Phipps would beneficially own more than 49% of our outstanding common stock. Absent such a restriction, Snow Phipps would beneficially own an aggregate of 13,611,933 shares representing 50.2% of our outstanding common stock.

(4)

The principal business office of Pacific Investment Management Company LLC (“PIMCO”) is 650 Newport Center Drive, Newport Beach, California 92660. PIMCO is an affiliate of the funds, general and limited partners and members that beneficially own the reported shares. PIMCO is an indirect subsidiary of Allianz SE, a publicly held company in Germany. Information reported is based on the Schedule 13D filed on April 14, 2020 and the Form 4 filed on April 7, 2020 by PIMCO and its affiliates reporting that PIMCO and its affiliates have sole voting and dispositive power over no shares and shared voting and dispositive power over all of the shares reported.

(5)	Includes 4,470,300 shares of common stock and warrants to purchase 1,673,958 shares of common stock. Does not include Series A Preferred convertible into 6,493,506 shares of common stock.

(6)	Includes 4,470,300 shares of common stock, warrants to purchase 1,673,958 shares of common stock and Series A Preferred convertible into 6,493,506 shares of common stock.

(7)

The principal business office of Beach Point Capital Management LP is 1620 26th Street Suite 6000n, Santa Monica, California 90404. Information reported is based on the Schedule 13G filed on January 11, 2021 reporting that Beach Point and its affiliates have sole voting and dispositive power over no shares and shared voting and dispositive power over all of the shares reported.

(8)

The principal business office of Wellington Management is 280 Congress Street, Boston, Massachusetts 02110. Information reported is based on the Schedule 13G filed on February 4, 2021 reporting that Wellington and its affiliates have sole voting and dispositive power over no shares and shared voting and dispositive power over all of the shares reported.

(9)

The business office of Adage Capital is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116. Information reported is based on the Schedule 13G filed on February 11, 2021 reporting that Adage Capital and its affiliates have sole voting and dispositive power over no shares and shared voting and dispositive power over all of the shares reported.

Beneficial Ownership of Directors and Management

The following table below sets forth information as of the close of business on March 22, 2021 regarding the beneficial ownership of our common stock by: (i) each of our directors; (ii) each of our Named Executive Officers and (iii) all directors and executive officers as a group. Unless otherwise noted, each beneficial owner exercises sole voting and investment power over the owner’s reported shares. All percentages in the table are based on 20,087,494 shares of common stock outstanding.

Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership of our Common Stock(2)		Percent of Class

Daniel J. Ballen(3)	—		*

Dorika M. Beckett	—		*

Christopher D. Farrar	452,916	(4)	2.2%

Alan H. Mantel(3)	—		*

Mark R. Szczepaniak	99,734	(5)	0.5%

Jeffrey T. Taylor	98,157	(6)	0.5%

John P. Pitstick	29,167	(7)	0.1%

John A. Pless(3)	—		*

Joy L. Schaefer	11,634	(8)	0.1%

All directors, Named Executive Officers and other executive officers as a group (10 persons)	721,708	(9)	3.5%

*	Less than 0.1%.

(1)	The business address of each beneficial owner is 30699 Russell Ranch Rd, Suite 295, Westlake Village, CA 91362.

(2)

Unless otherwise noted, voting and investment power are held solely by the reporting person. Ownership of unvested restricted shares includes voting but no investment power. Ownership of vested options includes the right to acquire voting and investment power within 60 days.

(3)

Messrs. Mantel and Pless disclaim beneficial ownership over all shares held by Snow Phipps Group and its affiliates and Mr. Ballen disclaims beneficial ownership over all shares held by PIMCO and its affiliates.

(4)	Includes 180,000 unvested restricted shares and 125,000 vested options.

(5)	Includes 60,000 unvested restricted shares and 33,334 vested options.

(6)	Includes 60,000 unvested restricted shares and 33,334 vested options.

(7)	Includes 4,167 vested options.

(8)	Includes 4,167 vested options.

(9)	Includes 330,000 unvested restricted shares and 200,002 vested options.

Equity Compensation Plan Information

Outstanding Equity Awards

The following table summarizes information regarding our shares under our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)

Equity compensation plans approved by security holders	785,000	(1)	12.89	735,000	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	785,000		12.89	735,000

(1)	Includes shares to be issued upon exercise of 785,000 options under our 2020 Omnibus Incentive Plan.

(2)	Includes shares remaining available as of December 31, 2020 under our 2020 Omnibus Incentive Plan for general use.

Rate of Equity Award Grants

During 2020, we issued a total of 785,000 awards under our 2020 Omnibus Incentive Plan, representing a rate of equity award grants, or so-called burn rate, of approximately 3.9%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC within two business days. To our knowledge all such persons filed the required reports on a timely basis during 2020 with the exception of the following:

•	Messrs. Jeffrey Taylor, Graham Comley and Joseph Cowell filed Forms 4 reflecting their individual May 19, 2020 purchases of common stock on May 22, 2020 (one day later than required)

Additional Information

Biographies of Other Executive Officers

Roland T. Kelly, 51, has served as our General Counsel and Corporate Secretary since July 2020 and has served as our Chief Legal Officer since March 2021. He is a corporate, regulatory, governance and capital markets professional with a career spanning more than 20 years on Wall Street. Prior to joining us, Mr. Kelly was a Managing Director and Associate General Counsel for Jefferies Financial Group Inc., an NYSE-listed, Fortune 500 company focused on investment and merchant banking. Mr. Kelly previously worked for the law firm of Morgan, Lewis & Bockius and worked as a regulator with the U.S. Securities and Exchange Commission. He is also currently a director and audit committee member for the Children’s Law Center of California, a non-profit organization and the largest children’s legal services organization in the nation. Mr. Kelly earned his Juris Doctorate from Pepperdine University School of Law and his Bachelor of Science in Business Administration/Finance from the California Polytechnic State University in San Luis Obispo. Mr. Kelly is licensed to practice law in California, New York, and Washington D.C.

Mark R. Szczepaniak, 63, has served as our Chief Financial Officer since May 2017. Mr. Szczepaniak has more than 30 years of industry experience in the real estate/financial services industry and has held various senior positions with both publicly and privately-held finance companies. Mr. Szczepaniak served as Managing Director of Finance at PennyMac Loan Services, LLC from 2013 until joining us in 2017. From 2009 to 2012, Mr. Szczepaniak served as Chief Financial Officer of Prospect Mortgage. From 2004 to 2007, Mr. Szczepaniak served as Chief Financial Officer and Vice President of Finance of the Federal Home Loan Bank of Seattle and from 1996 to 2004 he served as Senior Vice President and Corporate Controller at the Federal Home Loan Bank of Chicago. Mr. Szczepaniak is a Certified Public Accountant, licensed in the state of California, and a Chartered Global Management Accountant. Mr. Szczepaniak received his Bachelor of Science in Finance and Accounting from St. Joseph’s College.

Jeffrey T. Taylor, 53, has served as our Executive Vice President, Capital Markets since 2004. Mr. Taylor has more than 25 years of experience in the secondary mortgage market. Mr. Taylor co-founded the Company in June 2004. Prior to that time, Mr. Taylor worked for two different opportunity funds that purchased Resolution Trust Corporation and FDIC loan portfolios and as Vice President of Operations for 2dmkt.com, an internet start-up that created a platform for trading commercial real estate loan portfolios. Mr. Taylor also served as a Vice President with BayView Financial Trading Group L.P. where he managed the Northern California, Oregon and Washington markets for the commercial lending group and at Countrywide Securities Corporation where he served as a Transaction Manager. Mr. Taylor received a Bachelor of Arts from the University of California, Santa Cruz in Economics and History and a Master of Real Estate Development from the University of Southern California.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the safe-harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future. Forward-looking statements may contain expectations regarding revenues, earnings, operations, share prices (including estimates or projections of the future prices of our shares), future market conditions, future compensation plans or policies, expenses and other results, and may include statements of future performance, plans and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ from those in our forward-looking statements is contained in our Annual Report and other documents we file with the SEC. Any forward-looking statement speaks only as of the date on which that statement is made. We will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as required by applicable law.

Other Important Information for Our Shareholders

Online Access to Proxy Materials

This Proxy Statement and the following additional proxy materials are available online at proxyvote.com:

•	2020 Annual Report on Form 10-K

•	Proxy card and voting instructions

Attending our Annual Meting

Holders of our shares at the close of business on March 22, 2021, the record date, are permitted to virtually attend our Annual Meeting. At the close of business on the record date there were 20,567,494 shares of common stock outstanding and entitled to vote, each of which entitles the holder to one vote on each proposal, and 45,000 shares of our Series A Preferred Stock with voting rights equivalent to 11,688,310 common shares – with total combined voting rights equal to 32,255,804 votes.

VOTING

Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Voting instructions, including instructions for both telephonic and internet voting, are outlined in the Notice of Internet Availability of Proxy Materials and on your proxy card.

Other than voting during the virtual Annual Meeting, the deadline for voting by telephone or using the internet is 11:59 p.m. EDT on Tuesday, May 18, 2021.

Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained in such proxies. Subject to the broker non-vote rules, if instructions are not given, proxies will be voted for the election of each nominee, for every year as the frequency for our advisory vote on executive compensation, for the approval of our executive officer compensation and for the ratification of our independent auditors. Your shares will not be voted if you do not return a signed proxy card or vote by telephone, via the internet or during the virtual Annual Meeting.

Shareholder of Record / Street Name

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm or other financial organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the organization holding your account and, as a beneficial owner, you have the right to direct that organization as to how to vote the shares held in your account.

Revocation of Proxies

Any proxy may be revoked at any time before it is exercised by giving written notice of revocation to our Corporate Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the internet, or by voting virtually at the Annual Meeting. Virtual attendance at the Annual Meeting will not alone constitute revocation of a proxy. If your shares are held in a brokerage, bank, or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on March 22, 2021 in order to vote your shares at the Annual Meeting.

Required Votes for Each Proposal

Election of Directors – Our Bylaws require that each director in an uncontested election be elected by the vote of the majority of the votes cast with respect to such director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Vote on the Frequency of Advisory Votes to Approve Executive Compensation – The frequency with a plurality of the votes cast will be deemed to be the approved result.

Approval of Executive Officer Compensation – The approval of our Named Executive Officers’ compensation requires the affirmative vote of the holders of a majority of our shares voted on the matter. The vote is advisory and therefore is not binding on the Compensation Committee, our Board of Directors or us.

Ratification of KPMG LLP as Auditors – Ratification of the selection of KPMG LLP as our independent auditors requires the affirmative vote of the holders of a majority of the shares voted on the matter.

Broker Non-Votes and Abstentions

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to the ratification of our auditors but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect for the purpose of determining whether a majority or plurality of votes cast has been achieved for our non-discretionary matters.

Requests for our Annual Report and Governance Documents

You may request a written copy of the following documents without charge by writing to our General Counsel and Corporate Secretary, Roland T. Kelly, at 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362, or go to www.velfinance.com for an electronic copy.

•	2020 Annual Report on Form 10-K, including the financial statements and the financial statement schedules as well as any requested exhibits

•	Audit, Compensation and Nominating/Corporate Governance Committee Charters

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Whistleblower Policy

Communicating with Our Board

Shareholders and other parties interested in communicating directly with our Board, specific members of our Board, including our Board Chair, or non-management directors as a group may do so by writing to such intended recipients, c/o Corporate Secretary at 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362. The Corporate Secretary will review all correspondence and regularly forward to the recipients a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of our Board or Board Committees or that the Corporate Secretary otherwise determines requires attention. All directors may at any time review a log of all such correspondence and request copies. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chair of the Audit Committee.

Proxy Solicitation

We are first mailing this Proxy Statement and proxy card to shareholders on or about March 30, 2021. We bear the costs of our Board’s solicitation of your proxy for our 2021 Annual Meeting. Our directors, officers and employees may also solicit proxies from shareholders, but will not receive additional compensation, although they may be reimbursed for out-of-pocket expenses. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable and customary expenses incurred in forwarding our proxy materials to shareholders.

Shareholder Proposals and Board Nominees for our 2022 Annual Meeting

Shareholders may submit proposals and director nominees for our 2022 annual meeting in compliance with the rules and regulations of the SEC and our Bylaws.

Proposals submitted to us for inclusion in our proxy materials must be received by us no later than November 29, 2021 pursuant to SEC’s Rule 14a-8 under the Exchange Act.

Proposals and nominees submitted to us for presentation at our annual meeting, but not included in our proxy materials, must be received by us no earlier than January 19, 2022 and no later than February 18, 2022 pursuant to our Bylaws.

All submissions should be sent to Roland Kelly, General Counsel and Secretary, 30699 Russell Ranch Road, Suite 295, Westlake Village, California 91362.

VELOCITY FINANCIAL, INC.
30699 RUSSELL RANCH ROAD, SUITE 295
WESTLAKE VILLAGE, CALIFORNIA 91362

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VEL2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D40633-P51417 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  VELOCITY FINANCIAL, INC.

The Board of Directors recommends you vote FOR proposals 1, 3 and 4 and Every Year for proposal 2.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a. Daniel J. Ballen		☐	☐	☐

	1b. Dorika M. Beckett		☐	☐	☐

	1c. Christopher D. Farrar		☐	☐	☐

	1d. Alan H. Mantel		☐	☐	☐

	1e. John P. Pitstick		☐	☐	☐

	1f. John A. Pless		☐	☐	☐

	1g. Joy L. Schaefer		☐	☐	☐

		Every Year	Every Two Years	Every Three Years	Abstain

2.	Vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain

3.	Approve 2020 executive compensation on an advisory basis.	☐	☐	☐

4.	Ratify KPMG LLP as independent auditor for 2021.	☐	☐	☐

Note: Consider other matters that properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D40634-P51417

Velocity Financial, Inc.

Annual Meeting of Shareholders

May 19, 2021 1:00 PM (Pacific Time)

This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints Christopher D. Farrar and Roland T. Kelly, as the undersigned’s true and lawful agent and proxy with full power of substitution in each, to attend the Annual Meeting of Shareholders of Velocity Financial, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/VEL2021, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side